UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2020

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.Entry into a Material Definitive Agreement.

Fourth Amendment to Orion Credit Agreement

On October 31, 2019, FuelCell Energy, Inc. (the “Company”) and certain of its subsidiaries as guarantors entered into a Credit Agreement (as amended from time to time, the “Orion Credit Agreement”) with Orion Energy Partners Investment Agent, LLC, as Administrative Agent and Collateral Agent (the “Agent”), and its affiliates, Orion Energy Credit Opportunities Fund II, L.P., Orion Energy Credit Opportunities Fund II GPFA, L.P., and Orion Energy Credit Opportunities Fund II PV, L.P., as lenders, for a $200.0 million senior secured credit facility (the “Orion Facility”), structured as a delayed draw term loan, to be provided by the lenders, subject to certain lender approvals.  In conjunction with the closing of the Orion Facility, on October 31, 2019, the Company drew down $14.5 million.

On November 22, 2019, a second draw (the “Second Funding”) of $65.5 million, funded by Orion Energy Credit Opportunities Fund II, L.P., Orion Energy Credit Opportunities Fund II GPFA, L.P., Orion Energy Credit Opportunities Fund II PV, L.P., and Orion Energy Credit Opportunities FuelCell Co-Invest, L.P. (collectively, the “Lenders”), was made.  In conjunction with the Second Funding, the Company, the Agent, and the other loan parties entered into the First Amendment to the Orion Credit Agreement, which required the Company to establish a $5.0 million debt reserve.

On January 20, 2020, in order to obtain the Lenders’ consent to the January 20, 2020 letter agreement among the Company, FCE FuelCell Energy Ltd. (“FCE Ltd.”) and Enbridge Inc., pursuant to which such parties agreed to amend the articles of FCE Ltd. (the “Articles”) relating to and setting forth the terms of the Class A Cumulative Redeemable Exchangeable Preferred Shares issued by FCE Ltd. (the “Series 1 Preferred Shares”) the Company, the Agent, the Lenders, and the other loan parties entered into the Second Amendment to the Orion Credit Agreement (the “Second Orion Amendment”), which added a new affirmative covenant to the Orion Credit Agreement that obligates the Company to, and to cause FCE Ltd. to, on or prior to November 1, 2021, either (i) pay and satisfy in full all of their respective obligations in respect of, and fully redeem and cancel, all of the Series 1 Preferred Shares of FCE Ltd., or (ii) deposit in a newly created account of FCE Ltd. or the Company cash in an amount sufficient to pay and satisfy in full all of their respective obligations in respect of, and to effect a redemption and cancellation in full of, all of the Series 1 Preferred Shares of FCE Ltd. The Second Orion Amendment also provides that the Articles setting forth the modified terms of the Series 1 Preferred Shares will be considered a “Material Agreement” under the Orion Credit Agreement. Under the Second Orion Amendment, a failure to satisfy this new affirmative covenant or to otherwise comply with the terms of the Series 1 Preferred Shares will constitute an event of default under the Orion Credit Agreement, which could result in the acceleration of any amounts outstanding under the Orion Credit Agreement.

On February 11, 2020, in order to obtain the Lenders’ consent to the sale-leaseback transaction with Crestmark Equipment Finance (“Crestmark”) with respect to the 2.8 MW fuel cell power plant located in Tulare, California and to the use of certain proceeds from the Crestmark sale-leaseback transaction as described therein, the Company, the Agent, the Lenders and the other loan parties entered into the Third Amendment to the Orion Credit Agreement (the “Third Orion Amendment”).  Pursuant to the Third Orion Amendment,  TRS Fuel Cell, LLC was added as an Additional Covered Project Company (as defined in the Orion Credit Agreement), requiring the Company to pledge all of the assets of TRS Fuel Cell, LLC under the Orion Credit Agreement.

On April 30, 2020, the Company, the Agent, the Lenders and the other loan parties entered into the Fourth Amendment to the Orion Credit Agreement (the “Fourth Orion Amendment”). Pursuant to the Fourth Orion Amendment, the Agent and the Lenders have agreed to permit the release of $3.5 million from the Project Proceeds Account (as defined in the Orion Credit Agreement) subject to the following terms and conditions. Pursuant to the Fourth Orion Amendment, the Company’s 1.4 MW project at the wastewater treatment plant in San Bernardino, California has been added as an Additional Covered Project (as defined in the Orion Credit Agreement), and the Company subsidiary developing such project, San Bernardino Fuel Cell, LLC, has been added as an Additional Covered Project Company (as defined in the Orion Credit Agreement) such that those covenants, terms and conditions in the Orion Credit Agreement that apply to Covered Projects and Covered Project Companies will now be applicable to the foregoing project and project company, including that the “Project Payoff Amount” (i.e., the amount required pursuant to the Orion Credit Agreement to be realized upon a subsequent sale or refinancing of a project) for the San Bernardino project will be $5 million. Upon execution of the Fourth Orion Amendment, $2.3 million of the $3.5 million was released from the Project Proceeds Account, (which account is restricted subject to the control of Agent) and transferred to a General Business Unit Account (as defined in the Orion Credit Agreement), which account is unrestricted and available for general use by the Company.  The remaining $1.2 million will be released from the Project Proceeds Account and transferred to a Covered Project Account (as defined in the Credit Agreement) being established for the San Bernardino project for use in connection with the construction of the San Bernardino project upon satisfaction of the following conditions: (a) approval of a self-generation incentive program grant for the San Bernardino project in an amount equal to no less than $1,000,000; (b) approval of an interconnection agreement; (c) provision of a fuel affidavit approval by Southern California Gas Company; (d) issuance of an air permit for the anaerobic digester gas cleanup system; (e) provision of an executed consent to collateral assignment by The City of San Bernardino Municipal Water District; (f) recordation in the land records of San Bernardino County of a memorandum of site license; (g) after giving effect to the release and transfer of $1.2 million to the Covered Project Account, sufficient cash in the Covered Project Account for the San Bernardino project to cover remaining expenditures and complete the project and (h) written approval of the Agent.

The foregoing summary of the terms of the Fourth Orion Amendment is qualified in its entirety by reference to the full text of the Fourth Orion Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.Regulation FD Disclosure.

On May 4, 2020, the Company issued a press release announcing the commencement of construction of the San Bernardino project.  A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Item 9.01.Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibits are being filed or furnished (as applicable) herewith:

Exhibit No.	Description

10.1

Fourth Amendment to Credit Agreement, dated as of April 30, 2020, by and among FuelCell Energy, Inc., each of the Guarantors party to the Credit Agreement, each of the lenders party to the Credit Agreement and Orion Energy Partners Investment Agent, LLC.

99.1	Press Release issued by FuelCell Energy, Inc. on May 4, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: May 4, 2020	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer